SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Amendment 2
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report	November 27, 2001

Date of Earliest Event Reported	November 27, 2001

Celebrity Sports Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

(Former Name of Registrant)

Colorado
(State of Organization)

84-1521645
(I.R.S. Employer Identification No.)

Commission File Number 000-31945

1869 W Littleton Blvd
Littleton, CO 80120
(Address of Principal Executive Offices)

Registrants Telephone Number (including area code)	(303) 703-9831

(Former Name and Address of Registrant)

ITEM 1.

CHANGES IN CONTROL OF REGISTRANT. None

ITEM 2.

ACQUISITION OR DISPOSITION OF ASSETS. None

ITEM 3.

BANKRUPTCY OR RECEIVERSHIP. None

ITEM 4.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Celebrity Sports Networks, Inc. has elected to change from the auditing accounting firm of:

Cordovano and Harvey,P.C.
201 Steele Street, Suite 300
Denver, Colorado 80206

To the auditing accounting firm of:
Chisholm & Associates
P.O. Box 540216
North Salt Lake, UT 84054

The company’s new management is familiar with this firm and feels the new auditing accountant will provide quality and timely service.

The Board of Directors approved the change in accounting firm as of November 27, 2001. Dismissing the prior accounting firm and engaging the new accounting firm as of that date.

The new accounting firm was not consulted prior to engagement on any specific accounting matter either completed or proposed.

Celebrity Sports Networks, Inc. has never had nor anticipates having, nor had during the two most recent fiscal year or any subsequent interim period preceding the date of the change any disagreements with accountants on matters of accounting, financial disclosure, matter of accounting principles or practices, or auditing scope or procedure; nor has any principal accountant, currently or in past recent years, resigned or declined to stand for re-election.

The financial statements audited by the principal accountant for the past two years do not contain an adverse opinion or disclaimer of opinion or were modified as to uncertainty, audit scope or accounting principles.

ITEM 5.

OTHER EVENTS.

None

ITEM 6.

RESIGNATION OF REGISTRANT’S DIRECTORS. None.

ITEM 7.

FINANCIAL STATEMENTS AND EXHIBITS. None.

ITEM 8.

CHANGE IN FISCAL YEAR. None.

ITEM 9.

SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S. None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Celebrity Sports Networks, Inc.

/s/ Gregory C. Smith
__________________________
By: Gregory C. Smith
Chairman and President

Dated as amended: January 24, 2002